UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2021

ONCOTELIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A	OTLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2021, Oncotelic Therapeutics, Inc. (the “Company”) entered into an exclusive License Agreement (the “Agreement”) with Autotelic, Inc. (“Autotelic”), pursuant to which Autotelic granted Oncotelic, among other things: (i) the exclusive right and license to certain Autotelic Patents (as defined in the Agreement) and Autotelic Know-How (as defined in the Agreement); and (ii) a right of first refusal to acquire at least a majority of the outstanding capital stock of Autotelic prior to Autotelic entering into any transaction that is a financing collaboration, distribution revenues, earn-outs, sales, out-licensing, purchases, debt, royalties, merger acquisition, change of control, transfer of cash or non-cash assets, disposition of capital stock by way of tender or exchange offer, partnership or any other joint or collaborative venture, research collaboration, material transfer, sponsored research or similar transaction or agreements. In exchange for the rights granted to Oncotelic, Autotelic will be entitled to earn the following milestone payments (collectively, the “Milestone Payments”).

Milestones	Transaction Value	Actions

Tranche 1	$1,000,000	Upon the earlier to occur of: (i) the Company receiving an investment of at least $20 million, and (ii) the uplisting of the Company’s common stock to any NASDAQ market or the New York Stock Exchange.

Tranche 2	$2,000,000	Upon approval by the United States Food and Drug Administration of the Company’s 505(b)2 application for purposes of treating PD.

Tranche 3	$2,000,000	Upon first patient in (“FPI”) for any clinical trial supporting the use of AL-101 for the treatment of PD or ED.

Tranche 4	$2,500,000	Upon FPI for phase 2 clinical trials supporting the use of AL-101 to treat FSD.

Tranche 5	$2,500,000	Upon FPI for phase 3 clinical trials supporting the use of AL-101 to treat FSD

Tranche 6	$10,000,000	Upon Marketing approval for the use of AL-101 to treat PD.

Tranche 7	$10,000,000	Upon Marketing approval for the use of AL-101 to treat ED.

Tranche 8	$10,000,000	Upon Marketing approval for the use of AL-101 to treat FSD

Tranche 9	$10,000,000	Upon the earlier of: (i) the Company entering into a licensing agreement with a third party for the use of AL-101 for the treatment of PD, ED or FSD with an aggregate licensing value of at least $50 million; and (ii) the Company’s gross revenue derived from sales of AL-101 for the treatment of PD, ED or FSD reaches at least $50.0 million.

In addition to the Milestone Payments, Autotelic will be entitled to royalties equal to 15% of the net sales of any products that incorporate the Autotelic Patents or Autotelic Know-How.

The Agreement contains representations, warranties and indemnification provisions of each of the parties thereto that are customary for transactions of this type.

The Company’s Chief Executive Officer, Mr. Vuong Trieu, is the majority owner of Autotelic.

The foregoing description of the Agreement is subject to and qualified in its entirety by reference to the full text of the form of the Agreement, a copy of which is included as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On October 4, 2021, the Company released a press release announcing the entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Disclaimer.

The information in Section 7.01 of this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall Exhibit 99.1 filed herewith be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference

10.1	License Agreement between Oncotelic Therapeutics, Inc. and Autotelic, Inc., dated September 30, 2021	Filed herewith.
99.1	Press Release dated October 4, 2021	Filed herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncotelic Therapeutics, Inc.

Date: October 4, 2021		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer

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